Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com

Press Release
Kemper Reports Strong Second Quarter 2020 Operating Results
CHICAGO, August 3, 2020 — Kemper Corporation (NYSE: KMPR) reported net income of $126.1 million, or $1.91 per diluted share, for the second quarter of 2020, compared to $122.1 million, or $1.84 per diluted share, for the second quarter of 2019. In the second quarter of 2020, net income included a $56.6 million after-tax gain, or $0.86 per diluted share, attributable to the change in fair value of equity and convertible securities. As adjusted for the acquisition of Infinity Property and Casualty Corporation (“As Adjusted”)1, net income was $130.5 million, or $1.97 per diluted share, for the second quarter of 2020, compared to $126.3 million, or $1.90 per diluted share, for the second quarter of 2019.
Adjusted Consolidated Net Operating Income1 was $79.2 million, or $1.20 per diluted share, for the second quarter of 2020, compared to $91.5 million, or $1.38 per diluted share, for the second quarter of 2019.
Highlights of the quarter include:

•	Delivered double-digit return on equity and solid adjusted consolidated net operating earnings per share

•	Excluding impact of $100 million of premium credits in auto business, earned premiums increased 6% in the quarter

•	Specialty P&C earned premiums increased by $80 million or 10%, excluding the impact of premium credits, and segment earnings grew ~8% over the quarter

•	Strong capital and liquidity positions continue to provide significant financial flexibility

Including the impact of premium credits, consolidated earned premiums decreased by 3 percent, or $31.3 million in the quarter, compared to the second quarter of 2019. Specialty Property & Casualty Insurance segment’s earned premiums decreased by 1 percent, or $7.0 million in the quarter, compared to the second quarter of 2019.

“We had a strong quarter and successfully delivered profitable growth in an uncertain economic environment,” said Joseph P. Lacher, Jr., President and CEO. “Despite the challenges of the pandemic, our results in the quarter included gains in net income and earnings per share. This was highlighted by continued strong performance and industry-leading growth in our Specialty Auto business, where we generated approximately $68 million of earnings and maintained solid margins. Though a reduction in consumer shopping activity and other pandemic-related activities impacted new business sales, we achieved significant policy growth for the business and enhanced franchise value.

“The value of our diversified model enabled us to generate strong returns over the quarter with a rolling four-quarter return on tangible equity, excluding unrealized gains, of 19%. The positive investments and enhancements we’ve made across our businesses have resulted in significantly improved earnings and stable cash flows through both favorable as well as challenged economic environments. Additionally, the model provides meaningful capital efficiency. Together with strong execution, these advantages enable us to consistently generate attractive returns for our shareholders. Our results highlight all the benefits of this model.

“Our strong balance sheet and ample capital and liquidity positions provide significant financial flexibility. This not only allows us to support our businesses through turbulent times, but also enables us to act on the opportunities that may present themselves in the current environment, strengthening our competitive advantages, and delivering significant value to our shareholders over the long term.”

1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Jun 30, 2020	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Net Income	$126.1	$122.1	$190.1	$277.4
Adjusted Consolidated Net Operating Income[1]	$79.2	$91.5	$242.1	$190.4

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(22.3)	$(22.8)	$(26.9)	$(36.6)

Diluted Net Income Per Share From:
Net Income	$1.91	$1.84	$2.85	$4.20
Adjusted Consolidated Net Operating Income[1]	$1.20	$1.38	$3.63	$2.88

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.34)	$(0.35)	$(0.41)	$(0.56)
Capital
Total Shareholders’ Equity at the end of the quarter was $4,187.9 million, an increase of $215.6 million, or 5 percent, since year-end 2019 primarily driven by net income. Kemper ended the quarter with cash and investments at the holding company of $270.5 million, and the $400 million revolving credit agreement was undrawn.
During the second quarter of 2020, Kemper paid dividends of $19.7 million and repurchased and retired 0.1 million shares of its common stock at an aggregate cost of $9.2 million.
On May 6, 2020, Kemper announced that its Board of Directors declared a quarterly dividend of $0.30 per share. Additionally, Kemper’s Board of Directors authorized the repurchase of an additional $200 million of Kemper’s common stock, in addition to $133 million remaining under the August 6, 2014 authorization, bringing the remaining share repurchase authorization to approximately $333 million as of May 6, 2020.  The amount and timing of any future share repurchases under the authorization will depend on a variety of factors, including market conditions, the Company’s financial condition, results of operations, available liquidity, particular circumstances and other considerations.
Kemper ended the quarter with a book value per share of $64.15, an increase of 8 percent from $59.59 at the end of 2019. Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 was $55.13, up 4 percent from $53.08 at the end of 2019.
Revenues
Total revenues for the second quarter of 2020 decreased $44.5 million, or 3.4 percent, to $1,230.9 million, compared to the second quarter of 2019, driven by $7.0 million of lower Specialty P&C earned premiums and a $21.2 million decrease in Other Income, offset by a $46.1 million increase attributable to the change in fair value of equity and convertible securities. Specialty P&C earned premiums decreased due primarily to premium credits issued to policyholders during the second quarter. Net investment income decreased $28.2 million to $67.8 million in the second quarter of 2020 due primarily to a lower rate of return from Alternative Investments, lower yields on fixed income securities, and higher investment expenses. Net realized investment gains were $11.7 million in the second quarter of 2020, compared to $21.3 million in the second quarter of 2019. Other income decreased from $22.7 million to $1.5 million in the second quarter of 2020.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2020	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Segment Net Operating Income:
Specialty Property & Casualty Insurance	$67.5	$62.7	$127.6	$142.3
Preferred Property & Casualty Insurance	0.9	5.2	19.3	8.0
Life & Health Insurance	16.1	13.3	38.4	36.4
Total Segment Net Operating Income	84.5	81.2	185.3	186.7
Corporate and Other Net Operating Income (Loss)	(5.3)	10.3	56.8	3.7
Adjusted Consolidated Net Operating Income[1]	79.2	91.5	242.1	190.4
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	56.6	20.1	(36.5)	71.0
Net Realized Gains on Sales of Investments	9.3	16.8	22.3	29.5
Impairment Losses	(5.5)	(5.3)	(15.0)	(8.1)
Acquisition Related Transaction, Integration and Other Costs	(13.5)	(1.0)	(22.8)	(5.4)
Net Income	$126.1	$122.1	$190.1	$277.4
The Specialty Property & Casualty Insurance segment reported net operating income of $67.5 million for the second quarter of 2020, compared to $62.7 million in the second quarter of 2019. Results improved primarily due to an improvement in incurred losses and LAE (excluding loss and LAE reserve development). The segment’s Underlying Combined Ratio1 was 89.1 percent, compared to 94.0 percent in the second quarter of 2019.
The Preferred Property & Casualty Insurance segment reported net operating income of $0.9 million for the second quarter of 2020, compared to $5.2 million in the second quarter of 2019. Results deteriorated primarily due to lower net investment income and adverse impact of prior year reserve development, partially offset by lower underlying losses and LAE and catastrophe losses and LAE (excluding loss and LAE reserve development). The Preferred Property & Casualty Insurance segment’s Underlying Combined Ratio1 improved 9.5 percentage points to 84.4 percent in the second quarter of 2020 due primarily to lower incurred losses and LAE as a percentage of earned premiums in 2020, compared to 2019.
The Life & Health Insurance segment reported net operating income of $16.1 million for the second quarter of 2020, compared to $13.3 million in the second quarter of 2019. Results improved primarily due to lower insurance expenses and a reduction to the Company’s estimate of the ultimate cost of using death verification databases in the Company’s operations, partially offset by lower net investment income.

Unaudited condensed consolidated statements of income for the three and six months ended June 30, 2020 and 2019 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues:
Earned Premiums	$1,085.3	$1,116.6	$2,251.7	$2,191.4
Net Investment Income	67.8	96.0	153.4	178.7
Other Income	1.5	22.7	91.8	24.6
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	71.6	25.5	(46.2)	89.9
Net Realized Gains on Sales of Investments	11.7	21.3	28.2	37.4
Impairment Losses	(7.0)	(6.7)	(19.0)	(10.3)
Total Revenues	1,230.9	1,275.4	2,459.9	2,511.7
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	747.5	825.4	1,582.7	1,590.8
Insurance Expenses	272.7	263.5	544.3	498.3
Interest and Other Expenses	51.0	38.0	95.5	79.4
Total Expenses	1,071.2	1,126.9	2,222.5	2,168.5
Income from before Income Taxes	159.7	148.5	237.4	343.2
Income Tax Expense	(33.6)	(26.4)	(47.3)	(65.8)
Net Income	$126.1	$122.1	$190.1	$277.4

Net Income Per Unrestricted Share:
Basic	$1.93	$1.87	$2.88	$4.25
Diluted	$1.91	$1.84	$2.85	$4.20

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	65,257.6	65,408.1	65,886.8	65,113.2
Unrestricted Shares and Equivalent Shares - Diluted	66,020.8	66,189.9	66,667.9	65,899.6

Dividends Paid to Shareholders Per Share	$0.30	$0.25	$0.60	$0.50

Unaudited business segment revenues for the three and six months ended June 30, 2020 and 2019 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2020	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Automobile	$689.8	$703.7	$1,443	$1,373.3
Commercial Automobile	69.2	62.3	138.5	122
Total Earned Premiums	759.0	766.0	1,581.5	1,495.3
Net Investment Income	16.9	28.9	45.7	50.4
Other Income	0.1	1.0	1.0	1.8
Total Specialty Property & Casualty Insurance Revenues	776.0	795.9	1,628.2	1,547.5
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	99.1	117.9	214.0	233.3
Homeowners	55.6	60.8	112.4	121.1
Other Personal	8.9	9.8	18.1	19.7
Total Earned Premiums	163.6	188.5	344.5	374.1
Net Investment Income	4.3	12.3	14.0	20.6
Other Income	0.1	—	0.1	—
Total Preferred Property & Casualty Insurance Revenues	168.0	200.8	358.6	394.7
Life & Health Insurance:
Earned Premiums:
Life	95.7	97.0	192.9	192.8
Accident & Health	50.8	47.9	100.2	94.8
Property	16.2	17.2	32.6	34.4
Total Earned Premiums	162.7	162.1	325.7	322.0
Net Investment Income	44.3	53.0	95.3	104.7
Other Income	0.5	1.6	0.6	2.7
Total Life & Health Insurance Revenues	207.5	216.7	421.6	429.4
Total Segment Revenues	1,151.5	1,213.4	2,408.4	2,371.6
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	71.6	25.5	(46.2)	89.9
Net Realized Gains on Sales of Investments	11.7	21.3	28.2	37.4
Impairment Losses	(7.0)	(6.7)	(19.0)	(10.3)
Other	3.1	21.9	88.5	23.1
Total Revenues	$1,230.9	$1,275.4	$2,459.9	$2,511.7

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions) (Unaudited)

	Jun 30, 2020	Dec 31, 2019
Assets:
Investments:
Fixed Maturities at Fair Value	$7,480.4	$6,922.1
Equity Securities at Fair Value	783.3	907.3
Equity Securities at Modified Cost	48.1	41.9
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	209.9	220.4
Convertible Securities at Fair Value	35.0	37.3
Short-term Investments at Cost which Approximates Fair Value	154.2	470.9
Other Investments	757.5	661.5
Total Investments	9,468.4	9,261.4
Cash	389.3	136.8
Receivables from Policyholders	1,165.3	1,117.1
Other Receivables	207.1	219.7
Deferred Policy Acquisition Costs	560.8	537.7
Goodwill	1,114.0	1,114.0
Current Income Tax Assets	3.5	44.7
Other Assets	581.0	557.7
Total Assets	$13,489.4	$12,989.1
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,497.7	$3,502.0
Property & Casualty	1,877.3	1,969.8
Total Insurance Reserves	5,375.0	5,471.8
Unearned Premiums	1,642.6	1,545.5
Policyholder Contract Liabilities	520.3	309.8
Deferred Income Tax Liabilities	226.8	178.2
Accrued Expenses and Other Liabilities	759.1	733.1
Debt at Amortized Cost	777.7	778.4
Total Liabilities	9,301.5	9,016.8
Shareholders’ Equity:
Common Stock	6.5	6.7
Paid-in Capital	1,792.5	1,819.2
Retained Earnings	1,891.6	1,810.3
Accumulated Other Comprehensive Income	497.3	336.1
Total Shareholders’ Equity	4,187.9	3,972.3
Total Liabilities and Shareholders’ Equity	$13,489.4	$12,989.1

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2020	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019

Results of Operations
Net Premiums Written	$780.9	$804.7	$1,692.1	$1,613.8

Earned Premiums	$759.0	$766.0	$1,581.5	$1,495.3
Net Investment Income	16.9	28.9	45.7	50.4
Other Income	0.1	1.0	1.0	1.8
Total Revenues	776.0	795.9	1,628.2	1,547.5
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	515.8	579.2	1,135.6	1,123.5
Catastrophe Losses and LAE	4.5	4.4	4.7	5.0
Prior Years:
Non-catastrophe Losses and LAE	9.6	(8.6)	14.9	(26.9)
Catastrophe Losses and LAE	—	(0.1)	0.2	0.1
Total Incurred Losses and LAE	529.9	574.9	1,155.4	1,101.7
Insurance Expenses	161.2	140.9	313.3	265.7
Other Expenses	0.4	0.7	—	1.3
Operating Income	84.5	79.4	159.5	178.8
Income Tax Benefit	(17.0)	(16.7)	(31.9)	(36.5)
Segment Net Operating Income	$67.5	$62.7	$127.6	$142.3

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	67.9%	75.6%	71.9%	75.2%
Current Year Catastrophe Losses and LAE Ratio	0.6	0.6	0.3	0.3
Prior Years Non-catastrophe Losses and LAE Ratio	1.3	(1.1)	0.9	(1.8)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	69.8	75.1	73.1	73.7
Insurance Expense Ratio	21.2	18.4	19.8	17.8
Combined Ratio	91.0%	93.5%	92.9%	91.5%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	67.9%	75.6%	71.9%	75.2%
Insurance Expense Ratio	21.2	18.4	19.8	17.8
Underlying Combined Ratio[1]	89.1%	94.0%	91.7%	93.0%

Non-GAAP Measure Reconciliation
Combined Ratio	91.0%	93.5%	92.9%	91.5%
Current Year Catastrophe Losses and LAE Ratio	0.6	0.6	0.3	0.3
Prior Years Non-catastrophe Losses and LAE Ratio	1.3	(1.1)	0.9	(1.8)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio[1]	89.1%	94.0%	91.7%	93.0%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2020	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019

Results of Operations
Net Premiums Written	$161.5	$197.5	$325.6	$377.1

Earned Premiums	$163.6	$188.5	$344.5	$374.1
Net Investment Income	4.3	12.3	14.0	20.6
Other Income	0.1	—	0.1	—
Total Revenues	168.0	200.8	358.6	394.7
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	82.5	119.1	191.0	239.9
Catastrophe Losses and LAE	20.6	22.6	25.4	39.2
Prior Years:
Non-catastrophe Losses and LAE	8.2	(4.3)	4.9	(9.4)
Catastrophe Losses and LAE	0.4	(0.9)	(0.7)	0.1
Total Incurred Losses and LAE	111.7	136.5	220.6	269.8
Insurance Expenses	55.5	57.9	114.2	115.2
Other Expenses	—	—	—	—
Operating Income	0.8	6.4	23.8	9.7
Income Tax Expense	0.1	(1.2)	(4.5)	(1.7)
Segment Net Operating Income	$0.9	$5.2	$19.3	$8.0

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	50.5%	63.2%	55.4%	64.1%
Current Year Catastrophe Losses and LAE Ratio	12.6	12.0	7.4	10.5
Prior Years Non-catastrophe Losses and LAE Ratio	5.0	(2.3)	1.4	(2.5)
Prior Years Catastrophe Losses and LAE Ratio	0.2	(0.5)	(0.2)	—
Total Incurred Loss and LAE Ratio	68.3	72.4	64.0	72.1
Insurance Expense Ratio	33.9	30.7	33.1	30.8
Combined Ratio	102.2%	103.1%	97.1%	102.9%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	50.5%	63.2%	55.4%	64.1%
Insurance Expense Ratio	33.9	30.7	33.1	30.8
Impact on Ratio from Write-off of Long-lived Asset	—	—	—	—
Underlying Combined Ratio[1]	84.4%	93.9%	88.5%	94.9%

Non-GAAP Measure Reconciliation
Combined Ratio	102.2%	103.1%	97.1%	102.9%
Current Year Catastrophe Losses and LAE Ratio	12.6	12.0	7.4	10.5
Prior Years Non-catastrophe Losses and LAE Ratio	5.0	(2.3)	1.4	(2.5)
Prior Years Catastrophe Losses and LAE Ratio	0.2	(0.5)	(0.2)	—
Underlying Combined Ratio[1]	84.4%	93.9%	88.5%	94.9%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2020	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Results of Operations
Earned Premiums	$162.7	$162.1	$325.7	$322.0
Net Investment Income	44.3	53.0	95.3	104.7
Other Income	0.5	1.6	0.6	2.7
Total Revenues	207.5	216.7	421.6	429.4
Policyholders’ Benefits and Incurred Losses and LAE	105.9	113.5	206.6	218.9
Insurance Expenses	81.7	87.1	168.6	165.1
Operating Profit	19.9	16.1	46.4	45.4
Income Tax Expense	(3.8)	(2.8)	(8.0)	(9.0)
Segment Net Operating Income	$16.1	$13.3	$38.4	$36.4
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income1
Adjusted Consolidated Net Operating Income1 is an after-tax, non-GAAP financial measure computed by excluding from Net Income the after-tax impact of 1) income (loss) from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) impairment losses 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income.
Kemper believes that Adjusted Consolidated Net Operating Income1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Gains on Sales of Investments and Impairment Losses related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction, Integration and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Net Income to Adjusted Consolidated Net Operating Income1 for the three and six months ended June 30, 2020 and 2019 is presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2020	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Net Income	$126.1	$122.1	$190.1	$277.4
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	56.6	20.1	(36.5)	71.0
Net Realized Gains on Sales of Investments	9.3	16.8	22.3	29.5
Impairment Losses	(5.5)	(5.3)	(15.0)	(8.1)
Acquisition Related Transaction, Integration and Other Costs	(13.5)	(1.0)	(22.8)	(5.4)
Adjusted Consolidated Net Operating Income[1]	$79.2	$91.5	$242.1	$190.4
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income.
A reconciliation of Diluted Net Income to Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 for the three and six months ended June 30, 2020 and 2019 is presented below.

	Three Months Ended		Six Months Ended
(Unaudited)	Jun 30, 2020	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Diluted Net Income	$1.91	$1.84	$2.85	$4.20
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	0.86	0.30	(0.55)	1.07
Net Realized Gains on Sales of Investments	0.14	0.25	0.33	0.45
Impairment Losses	(0.08)	(0.08)	(0.22)	(0.12)
Acquisition Related Transaction, Integration and Other Costs	(0.21)	(0.01)	(0.34)	(0.08)
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share[1]	$1.20	$1.38	$3.63	$2.88
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 and Book Value Per Share at June 30, 2020 and December 31, 2019 is presented below.

(Dollars in Millions) (Unaudited)	Jun 30, 2020	Dec 31, 2019
Shareholders’ Equity	$4,187.9	$3,972.3
Net Unrealized Gains on Fixed Maturities	588.6	434.0
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities[1]	$3,599.3	$3,538.3
Underlying Combined Ratio1
Underlying Combined Ratio1 is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the Underlying Combined Ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The Underlying Combined Ratio1 should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
As Adjusted or As Adjusted for Acquisition1
As Adjusted or As Adjusted for Acquisition1 amounts are non-GAAP financial measures. For three months ended June 30, 2020 and June 30, 2019, As Adjusted1 amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.
A reconciliation of the As Adjusted for Acquisition1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended June 30, 2020 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisition[1]
Net Income	$126.1	$(4.4)	$130.5
Net Income Per Share - Diluted	$1.91	$(0.06)	$1.97

Specialty Property & Casualty Insurance Segment:
Segment Net Operating Income	$67.5	$(4.2)	$71.7

A reconciliation of the As Adjusted for Acquisition1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended June 30, 2019 is presented below.

(Dollars in Millions) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisition[1]
Net Income	$122.1	$(4.2)	$126.3
Net Income Per Share - Diluted	$1.84	$(0.06)	$1.90
Specialty Property & Casualty Insurance Segment:
Segment Net Operating Income	$62.7	$(4.4)	$67.1

Conference Call
Kemper will discuss its second quarter 2020 results in a conference call on Monday, August 3, at 5:00 p.m. Eastern (4:00 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the second quarter of 2020, which is available at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With $13 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.4 million policies, is represented by more than 30,000 agents and brokers, and has over 9,200 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (“SEC”). The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary event that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on the Company’s operating and financial results.
No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to the Pandemic. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Christine Patrick	312.661.4803 or cpatrick@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com